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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF KING & SPALDING LLP]


                               September 26, 2005

Per-Se Technologies, Inc.
1145 Sanctuary Parkway, Suite 200
Alpharetta, GA 30004

Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel for Per-Se Technologies, Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-4, (the "Registration Statement") relating to the issuance of shares of the Company's common stock, par value $0.01 per share, including the associated preferred stock purchase rights (collectively, the "Shares"), to be issued to the stockholders of NDCHealth Corporation, a Delaware corporation ("NDCHealth"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 26, 2005, by and among the Company, Royal Merger Co., a Delaware corporation and a wholly owned subsidiary of the Company (the "Merger Subsidiary"), and NDCHealth.

         In so acting, we have reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies and the legal capacity of all natural persons. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

         For purposes of the opinions below, we have assumed that the execution and delivery of, and the performance of all obligations under, the Merger Agreement have been duly authorized by all requisite action by NDCHealth and the Merger Subsidiary, as applicable, and that the Merger Agreement has been duly executed and delivered by NDCHealth and the Merger Subsidiary, as applicable, and are valid and binding agreements of, NDCHealth, enforceable against NDCHealth in accordance with their terms.

         The opinions expressed herein are limited in all respects to the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may

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Per-Se Technologies, Inc.
September 26, 2005
Page 2


have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention, or changes in law that occur, that could affect the opinions contained herein. This opinion may not be furnished to or relied upon by any person or entity (other than the addressee hereof) for any purpose without our prior written consent.

         We note that, pursuant to the terms of the Merger Agreement, there is no limit on the number of Shares that Per-Se may be required to issue but that Per-Se can reduce the number of Shares being issued, subject to certain limitations in the Merger Agreement, by increasing the amount of cash paid to the stockholders of NDCHealth.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the joint proxy statement/prospectus that is included in the Registration Statement.


                                                Very truly yours,

                                                /s/ King & Spalding LLP